UPS Power of Attorney
Securities and Exchange Commission Filings

KNOW ALL PERSONS BY THESE PRESENTS: The undersigned, an officer and/or director of United Parcel Service, Inc. ("UPS"), hereby appoints Brian Dykes, Jennifer Powers, Michael Hanson, Neil Simon, Ryan Swift and Nimo Khalif, and each of them acting individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power and authority to act in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "SEC") of:

(i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, all reports, forms and amendments to such reports and forms required to be filed thereunder, including Form 3 Initial Statement of Beneficial Ownership of Securities, Form 4 Statement of Changes of Beneficial Ownership of Securities and Form 5 Annual Statement of Changes in Beneficial
Ownership of Securities;
(ii) any other forms adopted from time to time by the SEC pursuant to Section 16(a) and required to be filed by the undersigned with the SEC; and
(iii) reports, forms, documents, and any amendments to the foregoing, necessary or appropriate to obtain codes and passwords enabling the undersigned to make any such filings.

Each attorney-in-fact and agent is authorized, on behalf of and in the name, place and stead of the undersigned, to execute and deliver any related reports, forms and documents and to take any further lawful actions that such attorney-in-fact deems necessary or appropriate to exercise the rights and powers granted under this Power of Attorney. This authority includes the power to make necessary or appropriate substitutions and revocations. This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's beneficial ownership UPS securities, unless earlier revoked by the undersigned by written notice delivered to the attorneys-in-fact.

The undersigned ratifies and confirms all lawful actions previously taken or subsequently taken by any attorney-in-fact and agent pursuant to the authority granted by this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date written below.


Signature:                                         Date:

/s/ Shannon Eisenhardt                               1st October 2026
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Printed Name:

Shannon Eisenhardt
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